December 16, 2002

Mr. Alan Dix
Vice President & Chief Financial Officer
ROHN Industries, Inc.
6716 West Plank Road
P.O. Box 2000
Peoria, Illinois 61604

Dear Mr. Dix:

     Reference is made to that certain Credit Agreement dated as of March 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among ROHN INDUSTRIES, INC., a Delaware corporation (the "Parent"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively, the "Borrowers" and each a "Borrower"), the Parent and each of the Parent's domestic Subsidiaries, as Guarantors, the financial institutions that are or may from time to time become parties hereto, as lenders (together with their respective successors and assigns, the "Lenders" and each a "Lender"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in its individual capacity, "LaSalle", and in its capacity as administrative agent for the Lenders, the "Administrative Agent"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in its individual capacity, "NCB", and in its capacity as syndication agent for the Lenders, the "Syndication Agent" and together with the Administrative Agent, the "Agents"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement.

     The Credit Parties and the Lenders have agreed to and hereby amend the Credit Agreement as follows:

1. Section 1.1 of the Credit Agreement is amended by deleting the definition of "Revolving Commitment Amount" in its entirety and replacing it as follows:

          Revolving Commitment Amount means, (i) for the period through and including November 15, 2002, $21,500,000, (ii) for the period commencing on November 16, 2002 through and including December 16, 2002, $20,000,000, (iii) for the period commencing on December 17, 2002 through and including December 31, 2002, $21,000,000, and (iv) for the period commencing on January 1, 2003 and continuing thereafter, $16,000,000, as such amount may be reduced from time to time pursuant to Section 6.1.

2. Section 6.2 of the Credit Agreement is amended by deleting the second paragraph from Section 6.2(B)(i) in its entirety and replacing it as follows:

          Subject to the limitation set forth in clause (d) above, all prepayments of the Loans pursuant to this Section 6.2(B)(i) shall be applied first to the remaining installments of the Term Loans in the inverse order of maturity until paid in full and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, second, to the balance of all outstanding Revolving Loans until paid in full and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, and third, as cash collateral as provided in Section 2.3(F). Notwithstanding the foregoing, for any Asset Sale of assets on or before December 31, 2002 pursuant to the Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, dated as of October as of October 20, 2002, by and between Lenexa Alden, L.L.C., as buyer, and ROHN, Inc., as seller, all prepayments of Loans pursuant to this Section 6.2(B)(i) shall be applied first, for the first $750,000 of such Net Cash Proceeds, to the balance of all outstanding Revolving Loans and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, second, for such Net Cash Proceeds in excess of $750,000, to the remaining installments of the Term Loans in the inverse order of maturity until paid in full and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, third, to the balance of all outstanding Revolving Loans until paid in full and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, and fourth, as cash collateral as provided in Section 2.3(F). Any partial prepayment of a Group of Eurodollar Loans shall be subject to the provisions of Section 2.2(D)(i). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

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




     The foregoing amendment shall become effective as of December 16, 2002. The Credit Parties and the Lenders agree that the Credit Agreement, as expressly amended hereby, are hereby ratified, confirmed and approved in all respects and the same shall remain in full force and effect, as hereby amended.

                                              Very truly yours,

                                              LASALLE BANK NATIONAL ASSOCIATION

                                              By:  /s/ James Simpson
                                                 -----------------------------
                                                Name:  James Simpson
                                                Title: Vice President

                                              NATIONAL CITY BANK

                                              By:  /s/ Timothy T. Fogerty
                                                 -----------------------------
                                                Name:  Timothy T. Fogerty
                                                Title: Senior Vice President

                                              U. S. BANK

                                              By:  /s/ Ronald Shapiro
                                                 -----------------------------
                                                Name:  Ronald Shapiro
                                                Title: Vice President

                                              COMERICA BANK

                                              By:  /s/ Neran Shaya
                                                 -----------------------------
                                                Name:  Neran Shaya
                                                Title: Vice President

                                              ASSOCIATED BANK, N.A.

                                              By:  /s/ William E. Richter
                                                 -----------------------------
                                                Name:  William E. Richter
                                                Title: Vice President

Accepted and agreed to:

ROHN INDUSTRIES, INC.
ROHN INSTALLATION SERVICES, INC.
ROHN ENCLOSURES, INC.
ROHN, INC.
ROHN PRODUCTS, INC.
ROHN CONSTRUCTION, INC.
FOLDING CARRIER CORP.
ROHN FOREIGN HOLDINGS, INC.
UNR REALTY, INC.


By: /s/ Alan R. Dix
   -----------------------------
  Name: Alan Dix
  Title: Vice President and CEO of each of the
            foregoing entities